UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                  June 29, 2001



                              KANEB SERVICES, INC.
               (Exact name of registrant as specified in charter)



      Delaware                        001-05083                 74-1191271
(State of Organization)          (Commission File No.)        (I.R.S. Employer
                                                             Identification No.)



2435 North Central Expressway
Richardson, Texas                                                   75080
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code:  (972) 699-4000

Item 2.  Acquisition or Disposition of Assets.

     On June 29, 2001 (the "Distribution Date"), Kaneb Services, Inc. (the "Company") completed the distribution of its pipeline, terminaling and product marketing businesses to its shareholders in the form of a new limited liability company, Kaneb Services LLC. On the Distribution Date, the shareholders of Kaneb Services, Inc. received one common share Kaneb Services LLC for each three shares of the Company's common stock held on June 20, 2001, the record date for the distribution.

     The common shares of Kaneb Services LLC (ticker symbol "KSL") began trading on the New York Stock Exchange on July 2, 2001. The Company's common stock continues trading as Kaneb Services, Inc. d/b/a Xanser Corporation on the New York Stock Exchange under the ticker symbol "XNR". Upon shareholder ratification, at the annual meeting, the Company's name will change to Xanser Corporation (pronounced zan' ser).


Item 7.   Financial Statements and Exhibits.

       (b)    Pro Forma Financial Information.


                                   SIGNATURES

                                               KANEB SERVICES, INC.



Date:       July 13, 2001                      By:  MICHAEL R. BAKKE
         -----------------------------              ----------------------------
                                                    Michael R. Bakke, Controller

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


     The following unaudited pro forma condensed consolidated balance sheet (the "Pro Forma Balance Sheet") for Kaneb Services, Inc. (the "Company") has been derived from the unaudited historical financial statements of the Company as of March 31, 2001 and assumes that the distribution of Kaneb Services LLC shares (the "Distribution") was consummated on March 31, 2001.

     The Pro Forma Balance Sheet is based on the available information and contains certain assumptions that the Company deems appropriate. The Pro Forma Balance Sheet does not purport to be indicative of the financial position of the Company had the Distribution occurred on March 31, 2001, nor is the Pro Forma Balance Sheet necessarily indicative of the future financial position of Kaneb Services, Inc. The Pro Forma Balance Sheet should be read in conjunction with the consolidated financial statements of Kaneb Services, Inc., included in our report on Form 10-Q/A, dated June 15, 2001.

                              KANEB SERVICES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 2001
                                 (In Thousands)
                                   (Unaudited)


                                                                                      Pro Forma
                                                                    Historical       Adjustments        Pro Forma
                                                                  --------------    --------------   --------------
    ASSETS
Current assets:
     Cash and cash equivalents                                    $       15,886    $         -      $       15,886
     Accounts receivable                                                  32,408            7,500 (a)        54,908
                                                                                           15,000 (b)
     Inventories                                                           7,560              -               7,560
     Prepaid expenses and other current assets                             6,675              -               6,675
     Current deferred taxes                                               36,070          (36,070)(b)           -
                                                                  --------------    -------------    --------------
        Total current assets                                              98,599          (13,570)           85,029
                                                                  --------------    -------------    --------------

Property and equipment                                                    30,061              -              30,061
Less accumulated depreciation and amortization                            19,673              -              19,673
                                                                  --------------    -------------    --------------
     Net property and equipment                                           10,388              -              10,388
                                                                  --------------    -------------    --------------

Excess of cost over fair value of net assets
  of acquired businesses                                                  61,943              -              61,943

Deferred income taxes and other assets                                    11,044           (3,511)(b)         7,533

Net assets of discontinued operations - businesses to
  be distributed to common shareholders                                   44,947          (44,947)(c)           -
                                                                  --------------    -------------    --------------
                                                                  $      226,921    $     (62,028)   $      164,893
                                                                  ==============    =============    ==============
     LIABILITIES AND EQUITY
Current liabilities:
     Current portion of long-term debt                            $          567    $         -      $          567
     Accounts payable                                                      7,426              -               7,426
     Accrued expenses                                                     11,210           15,000 (b)        26,210
                                                                --------------    --------------   --------------
        Total current liabilities                                         19,203           15,000            34,203
                                                                  --------------    -------------    --------------

Long-term debt, less current portion:
     Technical services                                                   18,529              -              18,529
     Parent company                                                       21,396              -              21,396
                                                                  --------------    -------------    --------------
        Total long-term debt, less current portion                        39,925              -              39,925
                                                                  --------------    -------------    --------------

Other liabilities                                                          1,711              -               1,711

Stockholders' equity:
     Preferred stock, without par value                                     -                 -                -
     Common stock, without par value                                       4,250              -               4,250
     Additional paid-in-capital                                          210,147          (77,564)(d)       132,583
     Treasury stock, at cost                                             (31,428)             -             (31,428)
     Accumulated deficit                                                 (12,775)             -             (12,775)
     Accumulated other comprehensive income (loss) -
      foreign currency translation adjustment                             (4,112)             536 (e)        (3,576)
                                                                  --------------    -------------    --------------
        Total stockholders' equity                                       166,082          (77,028)           89,054
                                                                  --------------    -------------    --------------
                                                                  $      226,921    $     (62,028)   $      164,893
                                                                  ==============    =============    ==============

                              KANEB SERVICES, INC.
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 2001
                                   (Unaudited)




     The following pro forma entries have been applied to the preparation of the Pro Forma Balance Sheet:

(a) Represents adjustments to accounts receivable to reflect estimated amounts due from Kaneb Services LLC to Kaneb Services, Inc. for expenses incurred by Kaneb Services, Inc. in connection with the Distribution. Pursuant to the Distribution, Kaneb Services LLC entered into an agreement with Kaneb Services, Inc. to pay Kaneb Services, Inc. an amount equal to the expenses incurred by Kaneb Services, Inc. in connection with the Distribution. These expenses include approximately $6.1 million in expenses that Kaneb Services, Inc. incurred in connection with its redemption of its Adjustable Rate Cumulative Class A Preferred Stock and an estimated $1.4 million in legal, professional and other expenses incurred by Kaneb Services, Inc. in connection with the Distribution.

(b) Represents adjustments to deferred income taxes to reflect utilization of Kaneb Services, Inc.'s net operating loss carryforwards ($39.6 million) in connection with the Distribution and estimated federal income taxes due ($15 million) in excess of such net operating loss carryforwards. The distribution of Kaneb Services LLC common shares resulted in a taxable gain to the extent of the excess of the fair market value of the Kaneb Services LLC common shares distributed over the tax basis of the distributed assets in the hands of Kaneb Services, Inc. To the extent that the taxable gain exceeds available net operating loss carryforwards, the distribution agreement obligates Kaneb Services LLC to pay Kaneb Services, Inc. amounts calculated based on the taxes due on the net amount of gain in excess of such net operating loss carryforwards. Although the amount of income tax liability incurred could vary dramatically based on the fair market value of the Kaneb Services LLC shares or if the Internal Revenue Service was to successfully disallow any of the offsetting losses, a $15 million estimated federal income tax liability and corresponding receivable from Kaneb Services LLC has been reflected in the Pro Forma Balance Sheet.

(c) Represents adjustments to eliminate the net assets of the distributed businesses which were classified as "Discontinued operations - businesses to be distributed to common shareholders" at March 31, 2001.

(d) Represents adjustments to additional paid-in capital to reflect the payment by Kaneb Services LLC to Kaneb Services, Inc. for expenses incurred by Kaneb Services, Inc. in connection with the Distribution (see note a), the reduction of deferred tax assets from utilization of net operating loss carryforwards in connection with the Distribution (see note b) and the elimination of the net assets of the distributed businesses (see note c).

(e) Represents adjustments to eliminate the accumulated foreign currency translation adjustment relating to the distributed businesses.